UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)

January 1, 2012

SINOHUB, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52746	87-0438200
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6/F, Building 51, Road 5, Qiongyu Road, Technology Park Nanshan District Shenzhen, China	518057
(Address of Principal Executive Offices)	(Zip Code)

86 755 26612106
Registrant's Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Compensatory Arrangements of Certain Officers.

  Item 5.02(e).  Compensatory Arrangements of Certain Officers

On January 1, 2012, each of two subsidiaries of SinoHub, Inc. (the “Company”),  B2B Chips, Ltd. and SinoHub Electronics Shenzhen, Ltd. entered into new standard employment contracts with each of Henry T. Cochran, the Company’s Chief Executive Officer; Lei Xia, the Company’s President; and De Hai Li, the Company’s Chief Financial Officer, pursuant to which the officers are engaged to serve in their respective positions.  The employment contracts set forth the officer’s annual salary, hours of work, social insurance requirements and other terms.  This is the standard form of employment contract entered into with all of SinoHub’s employees.   The terms of the employment contracts include the following:

B2B Chips, Ltd. Agreements

Name	Term	Monthly Wage	Job Title
Henry T. Cochran	January 1, 2012 through December 31, 2012	$16,667	Chief Executive Officer
Lei Xia	January 1, 2012 through December 31, 2012	$15,166	President
De Hai Li	January 1, 2012 through December 31, 2012	$14,500	Chief Financial Officer

Sinohub Electronics Shenzhen, Ltd. Agreements

Name	Term	Monthly Wage	(1)	Job Title
Henry T. Cochran	January 1, 2012 through December 31, 2012	$5,000		Chief Executive Officer
Lei Xia	January 1, 2012 through December 31, 2012	$4,000		President
De Hai Li	January 1, 2012 through December 31, 2012	$3,000		Chief Financial Officer

(1)	Salaries are payable in RMB at the US dollar rate set forth in the table per month based on the exchange rate at the time of payment.

The employment agreements between B2B Chips and each of the named executive officers  provide for the payment of one month’s wages in the event the agreements are terminated by the Company on less than one month’s notice and for repatriation of the named executive officers to Hong Kong or, at the officer's request, to his place of origin if such place is nearer to his place of work, at the Company’s expense, in the event of the termination of the agreements by the Company, as a result of the disability of the officer, or by the officer upon one month’s notice or forfeiture of one month’s wages to the Company or as a result of a breach of the applicable agreement by the Company.  The payment of one month’s wages would result in a payment of $16,667 to Mr. Cochran, a payment of $15,166 to Mr. Xia and a payment of $14,500 to Mr. Li based on their current salary levels.

The employment agreements between B2B Chips and each of the named executive officers further provide for the payment of medical expenses in the event that the officer is incapacitated whether or not the cause of such incapacity is work-related.  If the cause of the officer’s incapacity or death is work-related, the officer is also entitled to compensation in accordance with the law of the officer’s then-current place of employment or the laws of Hong Kong if the local law does not provide for such payments.  If the cause of the officer’s incapacity is not work-related, the officer is also entitled to payment of full wages for up to three months and half wages for up to an additional nine months so long as the incapacity persists, which would result in maximum payments of $125,002, $113,745 and $108,750, respectively, to Messrs. Cochran, Xia and Li based on their current salary levels.

Other than as set forth above, there are no material terms of the contracts that provide for payments in connection with the resignation, retirement or other termination of Messrs. Cochran, Xia and Li or in connection with a change of control.

The summary of the employment agreements with Messrs. Cochran, Xia and Li in this Current Report on Form 8-K are qualified in their entirety to the full text of each agreement, the same being attached hereto as Exhibits 10.1-10.6, and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

  (d) Exhibits

Exhibit No.	Description
10.1	Contract of Employment dated January 1, 2012 between SinoHub Electronics Shenzhen, Ltd and Henry T. Cochran
10.2	Employment Contract dated January 1, 2012 between B2B Chips, Ltd. and Henry T. Cochran
10.3	Contract of Employment dated January 1, 2012 between SinoHub Electronics Shenzhen, Ltd and Lei Xia
10.4	Employment Contract dated January 1, 2012 between B2B Chips, Ltd. and Lei Xia
10.5	Contract of Employment dated January 1, 2012 between SinoHub Electronics Shenzhen, Ltd and Li De Hai
10.6	Employment Contract dated January 1, 2012 between B2B Chips, Ltd. and Li De Hai

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

SINOHUB, INC.

Date: March 16, 2012	By:	/s/ Henry T. Cochran
Henry T. Cochran
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Contract of Employment dated January 1, 2012 between SinoHub Electronics Shenzhen, Ltd and Henry T. Cochran
10.2	Employment Contract dated January 1, 2012 between B2B Chips, Ltd. and Henry T. Cochran
10.3	Contract of Employment dated January 1, 2012 between SinoHub Electronics Shenzhen, Ltd and Lei Xia
10.4	Employment Contract dated January 1, 2012 between B2B Chips, Ltd. and Lei Xia
10.5	Contract of Employment dated January 1, 2012 between SinoHub Electronics Shenzhen, Ltd and Li De Hai
10.6	Employment Contract dated January 1, 2012 between B2B Chips, Ltd. and Li De Hai